EXHIBIT 5.1

LETTERHEAD OF HOLME ROBERTS & OWEN LLP

August 17, 2006

BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, AL 35244

Re:          BioCryst Pharmaceuticals, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on August 17, 2006.  The Registration Statement covers the offering and issuance from time to time by the Company of the following shares of its common stock, par value $0.01 per share (the “Common Stock”): (i) up to 1,500,000 shares of Common Stock (the “Shares”) issuable under the company’s Stock Incentive Plan, as amended and restated effective March 7, 2006 (the “Plan”).

All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates, electronic and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

The Certificate of Incorporation of the Company, as amended to date;

The Bylaws of the Company, as amended to date;

BioCryst Pharmaceuticals, Inc.
August 17, 2006

The Plan as adopted by the Company and approved by the stockholders of the Company;

The Registration Statement, together with Exhibits filed as a part thereto and incorporated therein by reference;

Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

The Shares shall have been duly authorized and, when issued and sold in accordance with the terms of the Plan, its implementing documents, and in the manner and for the consideration stated in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws) and the federal laws of the United States of America.

This opinion may be filed as an exhibit to the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP